Exhibit 99.1

News Release For Release October 19, 2022 9:00 A.M. Contact: (803) 951- 2265 D. Shawn Jordan, EVP & Chief Financial Officer or Robin D. Brown, EVP & Chief Marketing Officer

First Community Corporation Announces Third Quarter Results and Cash Dividend

Highlights for Third Quarter of 2022

•	Net income of $3.951 million, an increase of 26.2% on a linked quarter basis.
•	Diluted EPS of $0.52 per common share for the quarter and $1.39 year-to-date through September 30, 2022.
•	Total loans increased during the third quarter by $33.9 million, an annualized growth rate of 14.7%.
•	Cost of deposits were unchanged on a linked quarter basis at 0.09% for the third quarter of 2022.
•	Margin expansion of 0.36% during the third quarter with net interest margin on a tax equivalent basis of 3.29%.
•	Investment advisory line of business revenue of $1.053 million
•	Strong credit quality metrics with non-performing assets (NPAs) ratio of 0.36%, past due ratio of 0.04% and net loan recovery excluding overdrafts of $88 thousand during the third quarter, with a year-to-date net recovery of $349 thousand.
•	Cash dividend of $0.13 per common share, which is the 83rd consecutive quarter of cash dividends paid to common shareholders.
•	Regulatory approval received for full-service office in Rock Hill, South Carolina

Lexington, SC – October 19, 2022 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the third quarter of 2022 of $3.951 million as compared to $3.130 million in the second quarter of 2022 and $4.748 million in the third quarter of 2021. Diluted earnings per common share were $0.52 for the third quarter of 2022 as compared to $0.41 for the second quarter of 2022 and $0.63 for the third quarter of 2021. As a note, during the third quarter of 2021, the bank recognized $1.561 million in non-recurring PPP related fee income compared to $729 in the third quarter of 2022.

Year-to-date through September 30, 2022 net income was $10.570 million compared to $11.546 million during the first nine months of 2021. Diluted earnings per share for the first nine months of 2022 were $1.39, compared to $1.53 during the same time period in 2021. As a note, during the first nine months of 2021, the bank recognized $2.714 million in non-recurring PPP related fee income compared to $45 thousand in the first nine months of 2022.

Cash Dividend and Capital

The Board of Directors approved a cash dividend for the third quarter of 2022. The company will pay a $0.13 per share dividend to holders of the company’s common stock. This dividend is payable November 15, 2022 to shareholders of record as of November 1, 2022. Mike Crapps, First Community President and CEO, commented, “Our entire board is pleased that our performance enables the company to continue its cash dividend for the 83rd consecutive quarter.”

As previously announced, the Company’s Board of Directors has approved a share repurchase plan that provides for the repurchase of up to 375,000 shares of its common stock, which represents approximately 5% of the Company’s 7,572,517 shares outstanding on September 30, 2022. Under the repurchase plan, the Company may repurchase shares from time to time. No shares have been repurchased under this plan.

Each of the regulatory capital ratios for the bank exceed the well capitalized minimum levels currently required by regulatory statute. At September 30, 2022, the bank’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 8.53%, 13.42%, and 14.49%, respectively. This compares to the same ratios as of September 30, 2021 of 8.56%, 13.58%, and 14.74%, respectively. As of September 30, 2022, the bank’s Common Equity Tier I ratio was 13.42% compared to 13.58% at September 30, 2021. Further, the company’s Tangible Common Equity to Tangible Assets (TCE) ratio was 6.03% as of September 30, 2022 compared to 8.00% as of September 30, 2021. It should be noted that while the TCE ratio declined during the third quarter by 9 basis points from 6.12% as of June 30, 2022 to this level of 6.03%, excluding the Accumulated Other Comprehensive Loss (AOCL), the ratio increased in the quarter from 7.59% as of June 30, 2022 to 7.90% as of September 30, 2022.

Further, while the Tangible Book Value (TBV) per share declined during the quarter from $13.50 per share as of June 30, 2022 to $13.03 per share as of September 30, 2022, excluding AOCL, TBV per share increased in the quarter from $17.00 per share as of June 30, 2022 to $17.43 per share as of September 30, 2022.

Asset Quality

Asset quality metrics remained strong as of September 30, 2022. The non-performing assets ratio for the third quarter was 0.36% of total assets and a total past due ratio of 0.04%. Net loan recoveries excluding overdrafts for the quarter were $88 thousand and the year-to-date through September 30, 2022 net recovery was $349 thousand. The ratio of classified loans plus OREO now stands at 4.9% of total bank regulatory risk-based capital as of September 30, 2022.

Balance Sheet

Total loans increased during the third quarter by $33.9 million which is an annualized growth rate of 14.7%. Commercial loan production was $70.5 million during the third quarter of 2022. First Community Bank President Ted Nissen noted, “The strong loan growth that we have experienced in 2022 continued through the third quarter. Year-to-date through September 30, 2022, we have experienced $86.5 million in loan growth which is a 13.4% annualized growth rate.”

Total deposits were $1.436 billion at September 30, 2022 compared to $1.469 billion at June 30, 2022. Pure deposits, which are defined as total deposits less certificates of deposits, were $1.326 billion at September 30, 2022 compared to $1.349 billion at June 30, 2022. Securities sold under agreements to repurchase, which are related to customer cash management accounts or business sweep accounts, were $73.7 million at September 30, 2022, compared to $71.8 million at June 30, 2021. Costs of deposits were unchanged on a linked quarter basis at 0.09% in the third quarter of 2022. Cost of funds increased slightly on a linked quarter basis to 0.14% in the third quarter of 2022 from 0.12% in the second quarter of the year. Mr. Crapps commented, “A strength of our bank has been and continues to be our low-cost deposit base. We have been able to continue to manage our cost of deposits and costs of funds in the rapidly rising rate environment. During the third quarter, we did experience a slight contraction in our deposit base.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income increased $1.743 million or 15.8% to $12.794 million for the third quarter of 2022 compared to second quarter net interest income of $11.051 million. Year-over-year, net interest income increased $338 thousand or 2.7% from $12.456 million in the third quarter of 2021. In the third quarter of 2021, the Company recognized PPP fee income of $1.561 million. Third quarter net interest margin, on a tax equivalent basis, was 3.29% compared to net interest margin of 2.93% in the second quarter of the year. Margin expansion was primarily due to higher yields in the loan and investment portfolios and the lag in the increase in interest rates paid on interest bearing deposit accounts. In addition, interest income on variable rate collateralized mortgage obligations, primarily consisting of GNMA home equity conversion mortgages improved $449 thousand on a linked quarter basis from ($202) thousand in the second quarter of 2022 to $247 thousand in the third quarter of the year. There was an improvement and stabilization in prepayments and an increase in the coupons on these bonds due to higher market interest rates.

Non-Interest Income

Total non-interest income, excluding other non-recurring income, was $2.673 million in the third quarter of 2022 compared to $3.004 million in the second quarter of the year and $3.517 million in the third quarter of 2021. This decrease is primarily attributable to lower production and revenue in the bank’s mortgage line of business.

Gain on sale revenues in the mortgage line of business were $290 thousand in the third quarter of 2022 compared to $481 thousand in the second quarter of the year and $1.147 million in the third quarter of 2021. Revenues in the investment advisory line of business were $1.053 million in the third quarter of 2022, compared to $1.195 million in the second quarter of 2022 and $1.040 million in the third quarter of 2021. Assets under management (AUM) were $529.5 million at September 30, 2022 compared to $524.3 million at June 30, 2022 and $650.9 million at December 31, 2021. Mr. Crapps commented, “Revenue in the mortgage line of business has been impacted by the headwinds of rising mortgage rates and low housing inventory. To help offset this impact, our bank began to market an Adjustable Rate Mortgage (ARM) loan product to provide borrowers with an alternative to fixed rate mortgage loans in the second quarter. As these loans are being held on our balance sheet, the result is additive to loan growth but results in less gain-on-sale fee revenue. During the third quarter, we have also increased focus on construction lending where demand has remained more constant. Although still strong, revenue in our financial planning and investment advisory line of business and related AUM have been affected by the stock market performance in the first nine months of the year.”

Non-Interest Expense

Non-interest expense was $10.417 million in the third quarter of 2022, up $229 thousand over the second quarter of 2022. Other expense was $307 thousand higher in the third quarter of the year due to higher legal, professional, recruiting and consulting fees. Salaries and Benefits expense was $198 thousand higher due to expenses related to the acquisition of additional mortgage lenders in the third quarter, increased compensation levels for banking office employees implemented at the beginning of the third quarter and lower vacancy rates during the quarter. Marketing and Public Relations expenses were down $283 thousand in the third quarter due to a planned lighter media schedule during the summer months.

Other

During the third quarter of 2022, the Company received regulatory approval to open a full service banking office in Rock Hill, South Carolina. Earlier this year, the Company entered this market with the launch of a Loan Production Office. The full-service office is scheduled to open on October 20, 2022.

About First Community Corporation

First Community Corporation stock trades on The NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, Upstate and Piedmont Regions of South Carolina as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.

FORWARD-LOOKING STATEMENTS

This news release and certain statements by our management may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Forward looking statements can be identified by words such as “anticipate”, “expects”, “intends”, “believes”, “may”, “likely”, “will”, “plans” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected including, but not limited to, due to the negative impacts and disruptions resulting from the outbreak of the novel coronavirus, or COVID-19, on the economies and communities we serve, which has had and may continue to have an adverse impact on our business, operations, and performance, and could continue to have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole both domestically and globally; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental, or legislative action, (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the company; (6) technology and cybersecurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousands, except per share data)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Total Assets	$1,651,829	$1,684,824	$1,652,279	$1,584,508	$1,560,326
Other Short-term Investments and CD’s1	17,244	76,918	68,169	47,049	55,259
Investment Securities
Investments Held-to-Maturity	233,301	233,730	—	—	—
Investments Available-for-Sale	338,350	337,254	577,820	564,839	513,500
Other Investments at Cost	1,929	1,929	1,879	1,785	1,760
Total Investment Securities	573,580	572,913	579,699	566,624	515,260
Loans Held for Sale	1,758	4,533	12,095	7,120	6,213
Loans
Paycheck Protection Program (PPP) Loans	238	250	269	1,467	9,109
Non-PPP Loans	949,972	916,082	875,528	862,235	872,411
Total Loans	950,210	916,332	875,797	863,702	881,520
Allowance for Loan Losses	11,315	11,220	11,063	11,179	11,025
Goodwill	14,637	14,637	14,637	14,637	14,637
Other Intangibles	801	840	879	919	959
Total Deposits	1,436,256	1,468,975	1,430,748	1,361,291	1,333,568
Securities Sold Under Agreements to Repurchase	73,659	71,800	68,060	54,216	59,821
Federal Home Loan Bank Advances	—	—	—	—	—
Junior Subordinated Debt	14,964	14,964	14,964	14,964	14,964
Shareholders’ Equity	114,145	117,592	125,380	140,998	139,113

Book Value Per Common Share	$15.07	$15.54	$16.59	$18.68	$18.44
Tangible Book Value Per Common Share	$13.03	$13.50	$14.53	$16.62	$16.37
Tangible Book Value Per Common Share excluding Accumulated Other Comprehensive Income (Loss)	$17.43	$17.00	$16.52	$16.18	$15.76
Equity to Assets	6.91%	6.98%	7.59%	8.90%	8.92%
Tangible Common Equity to Tangible Assets (TCE Ratio)	6.03%	6.12%	6.71%	8.00%	8.00%
TCE Ratio excluding Accumulated Other Comprehensive Income (Loss)	7.90%	7.59%	7.56%	7.80%	7.72%
Loan to Deposit Ratio (Includes Loans Held for Sale)	66.28%	62.69%	62.06%	63.97%	66.57%
Loan to Deposit Ratio (Excludes Loans Held for Sale)	66.16%	62.38%	61.21%	63.45%	66.10%
Allowance for Loan Losses/Loans	1.19%	1.22%	1.26%	1.29%	1.25%

Regulatory Capital Ratios (Bank):
Leverage Ratio	8.53%	8.34%	8.43%	8.45%	8.56%
Tier 1 Capital Ratio	13.42%	13.47%	13.89%	13.97%	13.58%
Total Capital Ratio	14.49%	14.57%	15.03%	15.15%	14.74%
Common Equity Tier 1 Capital Ratio	13.42%	13.47%	13.89%	13.97%	13.58%
Tier 1 Regulatory Capital	$142,305	$137,910	$135,555	$132,918	$129,741
Total Regulatory Capital	$153,620	$149,130	$146,618	$144,097	$140,766
Common Equity Tier 1 Capital	$142,305	$137,910	$135,555	$132,918	$129,741

[1]	Includes federal funds sold and interest-bearing deposits

Average Balances:	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Average Total Assets	$1,667,737	$1,542,820	$1,644,803	$1,495,657
Average Loans (Includes Loans Held for Sale)	938,318	893,888	903,989	891,987
Average Investment Securities	581,044	488,526	571,131	431,332
Average Short-term Investments and CDs	37,529	58,547	59,071	71,804
Average Earning Assets	1,556,891	1,440,961	1,534,191	1,395,123
Average Deposits	1,449,951	1,312,565	1,417,855	1,268,965
Average Other Borrowings	86,602	77,840	90,361	77,179
Average Shareholders’ Equity	119,001	140,404	124,038	137,087

Asset Quality:	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Loan Risk Rating by Category (End of Period)
Special Mention	$596	$684	$1,668	$1,626	$2,851
Substandard	6,539	6,710	7,849	7,872	7,992
Doubtful	—	—	—	—	—
Pass	943,075	908,938	866,280	854,204	870,677
	$950,210	$916,332	$875,797	$863,702	$881,520
Nonperforming Assets
Non-accrual Loans	$4,875	$4,351	$148	$250	$359
Other Real Estate Owned and Repossessed Assets	984	984	1,146	1,165	1,165
Accruing Loans Past Due 90 Days or More	30	—	174	—	—
Total Nonperforming Assets	$5,889	$5,335	$1,468	$1,415	$1,524
Accruing Trouble Debt Restructurings	$91	$125	$1,393	$1,444	$1,474

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Loans Charged-off	$1	$—	$4	$127
Overdrafts Charged-off	13	21	43	40
Loan Recoveries	(89)	(355)	(352)	(386)
Overdraft Recoveries	(2)	(4)	(8)	(23)
Net Charge-offs (Recoveries)	$(77)	$(338)	$(313)	$(242)
Net Charge-offs / (Recoveries) to Average Loans[2]	(0.03%)	(0.15%)	(0.05%)	(0.04%)

[2]	Annualized

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Nine months ended
	September 30,		June 30,		March 31,		September 30,
	2022	2021	2022	2021	2022	2021	2022	2021
Interest income	$13,352	$12,982	$11,513	$11,664	$11,195	$11,218	$36,060	$35,864
Interest expense	558	526	462	572	462	651	1,482	1,749
Net interest income	12,794	12,456	11,051	11,092	10,733	10,567	34,578	34,115
Provision for (release of) loan losses	18	49	(70)	168	(125)	177	(177)	394
Net interest income after provision	12,776	12,407	11,121	10,924	10,858	10,390	34,755	33,721
Non-interest income
Deposit service charges	243	257	262	212	265	246	770	715
Mortgage banking income	290	1,147	481	1,143	839	990	1,610	3,280
Investment advisory fees and non-deposit commissions	1,053	1,040	1,195	957	1,198	877	3,446	2,874
Gain (loss) on sale of other assets	—	13	(45)	—	—	77	(45)	90
Other non-recurring income	—	47	5	—	4	100	9	147
Other	1,087	1,060	1,111	1,106	1,068	1,006	3,266	3,172
Total non-interest income	2,673	3,564	3,009	3,418	3,374	3,296	9,056	10,278
Non-interest expense
Salaries and employee benefits	6,373	6,394	6,175	5,948	6,119	5,964	18,667	18,306
Occupancy	786	743	786	734	705	730	2,277	2,207
Equipment	331	336	329	338	332	275	992	949
Marketing and public relations	163	140	446	313	361	396	970	849
FDIC assessment	121	189	105	146	130	169	356	504
Other real estate expenses	19	58	29	55	47	29	95	142
Amortization of intangibles	39	52	40	52	39	57	118	161
Other	2,585	1,993	2,278	2,292	2,221	1,920	7,084	6,205
Total non-interest expense	10,417	9,905	10,188	9,878	9,954	9,540	30,559	29,323
Income before taxes	5,032	6,066	3,942	4,464	4,278	4,146	13,252	14,676
Income tax expense	1,081	1,318	812	921	789	891	2,682	3,130
Net income	$3,951	$4,748	$3,130	$3,543	$3,489	$3,255	$10,570	$11,546

Per share data
Net income, basic	$0.52	$0.63	$0.42	$0.47	$0.46	$0.44	$1.40	$1.54
Net income, diluted	$0.52	$0.63	$0.41	$0.47	$0.46	$0.43	$1.39	$1.53

Average number of shares outstanding - basic	7,531,104	7,498,832	7,526,284	7,485,625	7,518,375	7,475,522	7,523,792	7,486,746
Average number of shares outstanding - diluted	7,607,909	7,555,998	7,607,349	7,537,179	7,594,840	7,522,568	7,605,540	7,540,332
Shares outstanding period end	7,572,517	7,544,374	7,566,633	7,539,587	7,559,760	7,524,944	7,572,517	7,544,374

Return on average assets	0.94%	1.22%	0.76%	0.94%	0.87%	0.92%	0.86%	1.03%
Return on average common equity	13.17%	13.42%	10.82%	10.51%	10.31%	9.74%	11.39%	11.26%
Return on average common tangible equity	15.14%	15.10%	12.48%	11.89%	11.63%	11.01%	13.02%	12.71%
Net interest margin (non taxable equivalent)	3.26%	3.43%	2.90%	3.17%	2.87%	3.20%	3.01%	3.27%
Net interest margin (taxable equivalent)	3.29%	3.47%	2.93%	3.20%	2.91%	3.23%	3.05%	3.30%
Efficiency ratio[1]	66.78%	61.56%	71.60%	67.50%	69.93%	69.16%	69.36%	65.87%

[1]	Calculated by dividing non-interest expense by net interest income on tax equivalent basis and non interest income, excluding gain on sale of other assets and other non-recurring noninterest income.

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and

Rates on Average Interest-Bearing Liabilities

	Three months ended September 30, 2022			Three months ended September 30, 2021
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans
PPP loans	$244	$1	1.63%	$31,936	$1,646	20.45%
Non-PPP loans	938,074	10,099	4.27%	861,952	9,310	4.29%
Total loans	938,318	10,100	4.27%	893,888	10,956	4.86%
Non-taxable securities	52,732	385	2.90%	54,626	388	2.82%
Taxable securities	528,312	2,673	2.01%	433,900	1,607	1.47%
Int bearing deposits in other banks	37,486	194	2.05%	58,541	31	0.21%
Fed funds sold	43	—	0.00%	6	—	0.00%
Total earning assets	1,556,891	13,352	3.40%	1,440,961	12,982	3.57%
Cash and due from banks	25,033			24,903
Premises and equipment	32,016			33,747
Goodwill and other intangibles	15,457			15,621
Other assets	49,587			38,376
Allowance for loan losses	(11,247)			(10,788)
Total assets	$1,667,737			$1,542,820

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$335,648	$48	0.06%	$306,108	$43	0.06%
Money market accounts	320,202	156	0.19%	278,958	109	0.16%
Savings deposits	167,302	23	0.05%	139,540	20	0.06%
Time deposits	144,338	105	0.29%	157,485	231	0.58%
Fed funds purchased	262	3	4.54%	—	—	NA
Securities sold under agreements to repurchase	71,376	32	0.18%	62,876	19	0.12%
Other short-term debt	—	—	NA	—	—	NA
Other long-term debt	14,964	191	5.06%	14,964	104	2.76%
Total interest-bearing liabilities	1,054,092	558	0.21%	959,931	526	0.22%
Demand deposits	482,461			430,474
Other liabilities	12,183			12,011
Shareholders’ equity	119,001			140,404
Total liabilities and shareholders’ equity	$1,667,737			$1,542,820

Cost of deposits, including demand deposits			0.09%			0.12%
Cost of funds, including demand deposits			0.14%			0.15%
Net interest spread			3.19%			3.35%
Net interest income/margin - excluding PPP loans		$12,793	3.26%		$10,810	3.04%
Net interest income/margin - including PPP loans		$12,794	3.26%		$12,456	3.43%
Net interest income/margin (tax equivalent) - excl. PPP loans		$12,924	3.29%		$10,939	3.08%
Net interest income/margin (tax equivalent) - incl. PPP loans		$12,925	3.29%		$12,585	3.47%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and

Rates on Average Interest-Bearing Liabilities

	Nine months ended September 30, 2022			Nine months ended September 30, 2021
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans
PPP loans	$368	$48	17.44%	$47,605	$3,086	8.67%
Non-PPP loans	903,621	28,359	4.20%	844,382	27,061	4.28%
Total loans	903,989	28,407	4.20%	891,987	30,147	4.52%
Non-taxable securities	52,480	1,140	2.90%	54,896	1,164	2.83%
Taxable securities	518,651	6,126	1.58%	376,436	4,459	1.58%
Int bearing deposits in other banks	59,050	387	0.88%	71,052	94	0.18%
Fed funds sold	21	—	0.00%	752	—	0.00%
Total earning assets	1,534,191	36,060	3.14%	1,395,123	35,864	3.44%
Cash and due from banks	27,295			22,844
Premises and equipment	32,391			34,065
Goodwill and other intangibles	15,496			15,673
Other assets	46,658			38,581
Allowance for loan losses	(11,228)			(10,629)
Total assets	$1,644,803			$1,495,657

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$336,584	$138	0.05%	$296,430	$152	0.07%
Money market accounts	309,717	384	0.17%	267,143	359	0.18%
Savings deposits	155,856	65	0.06%	132,700	58	0.06%
Time deposits	149,559	387	0.35%	158,969	801	0.67%
Fed funds purchased	88	3	4.56%	1	—	0.00%
Securities sold under agreements to repurchase	75,309	79	0.14%	62,214	66	0.14%
Other short-term debt	—	—	NA	—	—	NA
Other long-term debt	14,964	426	3.81%	14,964	313	2.80%
Total interest-bearing liabilities	1,042,077	1,482	0.19%	932,421	1,749	0.25%
Demand deposits	466,139			413,723
Other liabilities	12,549			12,426
Shareholders’ equity	124,038			137,087
Total liabilities and shareholders’ equity	$1,644,803			$1,495,657

Cost of deposits, including demand deposits			0.09%			0.14%
Cost of funds, including demand deposits			0.13%			0.17%
Net interest spread			2.95%			3.19%
Net interest income/margin - excluding PPP loans		$34,530	3.01%		$31,029	3.08%
Net interest income/margin - including PPP loans		$34,578	3.01%		$34,115	3.27%
Net interest income/margin (tax equivalent) - excl. PPP loans		$34,921	3.04%		$31,389	3.11%
Net interest income/margin (tax equivalent) - incl. PPP loans		$34,969	3.05%		$34,475	3.30%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
Tangible book value per common share	2022	2022	2022	2021	2021
Tangible common equity per common share (non-GAAP)	$13.03	$13.50	$14.53	$16.62	$16.37
Effect to adjust for intangible assets	2.04	2.04	2.06	2.06	2.07
Book value per common share (GAAP)	$15.07	$15.54	$16.59	$18.68	$18.44
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	6.03%	6.12%	6.71%	8.00%	8.00%
Effect to adjust for intangible assets	0.88%	0.86%	0.88%	0.90%	0.92%
Common equity to assets (GAAP)	6.91%	6.98%	7.59%	8.90%	8.92%

Tangible book value per common share excluding accumulated other comprehensive income (loss)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Tangible common equity per common share excluding accumulated other comprehensive income (loss) (non-GAAP)	$17.43	$17.00	$16.52	$16.18	$15.76
Effect to adjust for intangible assets and accumulated other comprehensive income (loss)	(2.36)	(1.46)	0.07	2.50	2.68
Book value per common share (GAAP)	$15.07	$15.54	$16.59	$18.68	$18.44
Tangible common shareholders’ equity to tangible assets excluding accumulated other comprehensive income (loss)
Tangible common equity to tangible assets excluding accumulated other comprehensive income (loss) (non-GAAP)	7.90%	7.59%	7.56%	7.80%	7.72%
Effect to adjust for intangible assets and accumulated other comprehensive income (loss)	(0.99)%	(0.61)%	0.03%	1.10%	1.20%
Common equity to assets (GAAP)	6.91%	6.98%	7.59%	8.90%	8.92%

Return on average tangible common equity	Three months ended September 30,		Three months ended June 30,		Three months ended March 31,		Nine months ended September 30,
	2022	2021	2022	2021	2022	2021	2022	2021
Return on average tangible common equity (non-GAAP)	15.14%	15.10%	12.48%	11.89%	11.63%	11.01%	13.02%	12.71%
Effect to adjust for intangible assets	(1.97)%	(1.68)%	(1.66)%	(1.38)%	(1.32)%	(1.27)%	(1.63)%	(1.45)%
Return on average common equity (GAAP)	13.17%	13.42%	10.82%	10.51%	10.31%	9.74%	11.39%	11.26%

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
Pre-tax, pre-provision earnings	2022	2022	2021	2022	2021
Pre-tax, pre-provision earnings (non-GAAP)	$5,050	$3,872	$6,115	$13,075	$15,070
Effect to adjust for pre-tax, pre-provision earnings	(1,099)	(742)	(1,367)	(2,505)	(3,524)
Net Income (GAAP)	$3,951	$3,130	$4,748	$10,570	$11,546

	Three months ended		Nine months ended
	September 30,		September 30,
Net interest margin excluding PPP Loans	2022	2021	2022	2021
Net interest margin excluding PPP loans (non-GAAP)	3.26%	3.04%	3.01%	3.08%
Effect to adjust for PPP loans	0.00	0.39	0.00	0.19
Net interest margin (GAAP)	3.26%	3.43%	3.01%	3.27%

	Three months ended		Nine months ended
	September 30,		September 30,
Net interest margin on a tax-equivalent basis excluding PPP Loans	2022	2021	2022	2021
Net interest margin on a tax-equivalent basis excluding PPP loans (non-GAAP)	3.29%	3.08%	3.04%	3.11%
Effect to adjust for PPP loans	0.00	0.39	0.01	0.19
Net interest margin on a tax equivalent basis (GAAP)	3.29%	3.47%	3.05%	3.30%

	September 30,	June 30,	Growth	Annualized Growth
Loans and loan growth	2022	2022	Dollars	Rate
Non-PPP Loans and Related Credit Facilities (non-GAAP)	$949,972	916,082	33,890	14.7%
PPP Related Credit Facilities	0	0	0	0%
Non-PPP Loans (non-GAAP)	$949,972	$916,082	$33,890	14.7%
PPP Loans	238	250	(12)	(19.0)%
Total Loans (GAAP)	$950,210	$916,332	$33,878	14.7%

	September 30,	September 30,	Growth	Annualized Growth
Loans and loan growth	2022	2021	Dollars	Rate
Non-PPP Loans and Related Credit Facilities (non-GAAP)	$949,972	870,608	79,364	9.1%
PPP Related Credit Facilities	0	1,803	(1,803)	(100.0)%
Non-PPP Loans (non-GAAP)	$949,972	$872,411	$77,561	8.9%
PPP Loans	238	9,109	(8,871)	(97.4)%
Total Loans (GAAP)	$950,210	$881,520	$68,690	7.8%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “Tangible book value per common share,” “Tangible common shareholders’ equity to tangible assets,” “Tangible book value per common share excluding accumulated other comprehensive income (loss),” “Tangible common shareholders’ equity to tangible assets excluding accumulated other comprehensive income (loss),” “Return on average tangible common equity,” “Pre-tax, pre-provision earnings,” “Net interest margin excluding PPP Loans,” “Net interest margin on a tax-equivalent basis excluding PPP Loans,” “Non-PPP Loans and Related Credit Facilities,” and “Non-PPP Loans.”

•	“Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding.
•	“Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets.
•	“Tangible book value per common share excluding accumulated other comprehensive income (loss)” is defined as total equity reduced by recorded intangible assets and accumulated other comprehensive income (loss) divided by total common shares outstanding.

•	“Tangible common shareholders’ equity to tangible assets excluding accumulated other comprehensive income (loss)” is defined as total common equity reduced by recorded intangible assets and accumulated other comprehensive income (loss) divided by total assets reduced by recorded intangible assets and other comprehensive income (loss).
•	“Return on average tangible common equity” is defined as net income on an annualized basis divided by average total equity reduced by average recorded intangible assets.
•	“Pre-tax, pre-provision earnings” is defined as net interest income plus non-interest income, reduced by non-interest expense.
•	“Net interest margin excluding PPP Loans” is defined as annualized net interest income less annualized interest income on PPP Loans divided by average earning assets less the average balance of PPP Loans.
•	“Net interest margin on a tax-equivalent basis excluding PPP Loans” is defined as annualized net interest income on a tax-equivalent basis less annualized interest income on PPP Loans divided by average earning assets less the average balance of PPP Loans.
•	“Non-PPP Loans and Related Credit Facilities” is defined as Total Loans less PPP Related Credit Facilities and PPP Loans.
•	“Non-PPP Loans” is defined as Total Loans less PPP Loans.
•	“Non-PPP Loans and Related Credit Facilities Growth - Dollars” is calculated by taking the difference between two time periods compared for Total Loans less PPP Loans and PPP Related Credit Facilities. “Non-PPP Loans and Related Credit Facilities – Annualized Growth Rate” is calculated by (i) dividing “Non-PPP Loans and Related Credit Facilities Loan Growth - Dollars” by the number of days between the two time periods compared (ii) times the number of days in the year (iii) divided by the prior time period Non-PPP Loans and Related Credit Facilities balance.
•	“Non-PPP Loans Growth - Dollars” is calculated by taking the difference between two time periods compared for Total Loans less PPP Loans. “Non-PPP Loans – Annualized Growth Rate” is calculated by (i) dividing “Non-PPP Loans Loan Growth - Dollars” by the number of days between the two time periods compared (ii) times the number of days in the year (iii) divided by the prior time period Non-PPP Loans balance.

Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.